SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
 THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 24, 2015 (April 24, 2015)

CHEMBIO DIAGNOSTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-30379	88-0425691
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
3661 Horseblock Road
Medford, NY 11763
(Address of principal executive offices)
631-924-1135
(Registrant's Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.                                          REGULATION FD DISCLOSURE.

On April 24, 2015, the Company filed a Registration Statement on Form S-8 with the Securities and Exchange Commission.  This Registration Statement on Form S-8 covers (i) 800,000 shares of  the Company's common stock (the "Common Stock") that are issuable pursuant to the Chembio Diagnostics, Inc. 2014 Stock Incentive Plan (the "Plan"), which was approved by the Company's stockholders on June 19, 2014, and (ii) 206,868 shares of its Common Stock that are issuable upon the exercise of stock options granted pursuant to the Employment Agreement by and between the Company and John Sperzel effective as of March 13, 2014 (the "Employment Agreement").  The shares issuable pursuant to the Plan consist of (i)129,750 shares issuable upon the exercise of options that have been granted pursuant to the Plan; and (ii) 670,250 other shares available to be issued under the Plan.

As of the filing of this Form S-8 none of the current option holders has stated an intent to sell any of the  shares being registered.

The information in this Item 7.01 of this Form 8-K is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. The information in this Item 7.01 of this Form 8-K also shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

April 24, 2015                                                  Chembio Diagnostics, Inc.

By:    /s/ John J. Sperzel III
John J. Sperzel III
Chief Executive Officer